Execution Version MEMBERSHIP INTEREST PURCHASE AGREEMENT This Membership Interest Purchase Agreement (this “Agreement”), dated June 10, 2026, is entered into by and among Crestone Asset Management, LLC (f/k/a Contrail Asset Management, LLC), a Delaware series limited liability company (the “Company”) (solely for purposes of Section 1(b), Section 4 and Section 8(p)), MRC Common Member LLC, a Delaware limited liability company (“MRC Common Member”), MR CAM US Splitter 2, L.P., a Delaware limited partnership (“MR CAM US” and, together with MRC Common Member, the “Sellers” and each a “Seller”), Aviation Growth Initiatives, LLC, a Delaware limited liability company (“AGI”), Air T Acquisition 26.1, LLC, a Minnesota limited liability company (“ATA” and, together with AGI, the “Purchasers” and each a “Purchaser”). Reference is made to that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 1, 2022 (the “LLCA”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the LLCA. WHEREAS, as of the date hereof, the Sellers hold, in the aggregate, ten percent (10%) of the Common Interests and Air T, Inc., a Delaware corporation and the sole member of ATA, holds ninety percent (90%) of the Common Interests of the Company; WHEREAS, as of the date hereof, the Company has two Series, the Onshore Series and the Offshore Series, each of which is classified as a separate partnership for U.S. federal (and applicable state and local) income tax purposes; WHEREAS, pursuant to Section 4.2 of the LLCA, the Onshore Series has two classes of interests, “Investor Interests” and “Common Interests,” and the Offshore Series has one class of interests, “Investor Interests;” for U.S. federal (and applicable state and local) income tax purposes, all references herein to “Common Interests” refer to “Common Interests” in the Onshore Series (and not interests in the Offshore Series), and all references herein to the “Company” refer only to the Onshore Series; and WHEREAS, the Sellers wish to sell to each Purchaser, and each Purchaser wishes to purchase from the Sellers, the Common Interests set forth opposite such Seller’s name on Schedule 1 hereto (the “Purchased Membership Interests”) for the purchase price set forth opposite such Seller’s name on Schedule 1 (with respect to each such Seller, such Seller’s “Seller Purchase Price” and, collectively, the “Aggregate Purchase Price”). NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows: 1. Sale and Purchase of the Purchased Membership Interests. (a) Purchased Membership Interests; Purchase Price. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, at the Closing (as defined below), each Seller hereby agrees to sell, assign and transfer to each Purchaser, and each Purchaser hereby agrees to purchase and acquire from each Seller, all of such Seller’s right, title, interest, duties and obligations in and to the Purchased Membership Interests set forth opposite such Seller’s name on Schedule 1, free and clear of all Encumbrances (as defined below) (other than Permitted Encumbrances (as defined below)), for the Seller Purchase Price set forth opposite such Seller’s name on Schedule 1. Subject to the terms and conditions of this Agreement, at the Closing, each Purchaser shall (i) become the legal and beneficial owner of the Purchased Membership Interests set forth with respect to such Purchaser on Schedule 1 and of all right, title and interest therein or related thereto and (ii) have assumed all duties and obligations related to such Purchased Membership Interests. (b) Company Consent. The Company, acting through the Board of the Company and the Board of each applicable Series, hereby (x) consents to the sale and purchase of the Purchased Membership Interests pursuant to Section 9.2 of the LLCA, (y) confirms that the execution and delivery of this 53298951.v9 Certain identified information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K because disclosure would constitute a clearly unwarranted invasion of personal privacy. Information that was omitted has been noted in this document with a placeholder identified by the mark‘[***]’.

2 Agreement by the Company and the consummation of the transactions contemplated hereby constitute and satisfy all approvals, consents and conditions required under Section 9.2 of the LLCA (including any consent of the Board of the Company and the Board of each applicable Series) in connection with the sale and purchase of the Purchased Membership Interests, and (z) waives any applicable transfer restrictions in favor of the Company or any Series and all applicable notice requirements with respect to the sale and purchase of the Purchased Membership Interests. (c) Closing. The closing of the sale and purchase of the Purchased Membership Interests (the “Closing”) shall take place on the date first written above (the “Closing Date”). The Closing shall take place remotely via the exchange of documents and signatures. (d) Closing Obligations. On or prior to the Closing, each Seller shall deliver to the Purchasers a duly executed IRS Form W-9. On the Closing Date, each Purchaser shall deliver (or cause to be delivered) to each Seller such Seller’s Seller Purchase Price by wire transfer of immediately available funds in United States dollars to the account designated by such Seller on Schedule 1, which shall constitute payment in full for such Purchaser’s purchase of such Seller’s Purchased Membership Interests. Subject to Section 1(a), without any further approval or action of any Seller, each Seller hereby agrees that at the Closing, the Company is hereby authorized to, and with such authorization, the Company shall register in its books and records the transfer of the Purchased Membership Interests sold, assigned and transferred by such Seller to the Purchaser. (e) Taxes. (i) Each Seller severally, and not jointly, represents and warrants that (i) it is not a “foreign person” within the meaning of Section 1445 of the Code or Section 1446(f) of the Code and is not a “disregarded entity” as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii), and (ii) no U.S. federal income tax or withholding (including under Sections 1441, 1442, 1445, 1446 or 1446(f) of the Internal Revenue Code of 1986, as amended (the “Code”)) (collectively, “Taxes”) is required to be deducted, withheld or paid to any governmental authority by the Company or the Purchasers from the Seller Purchase Price payable to such Seller. Based on the foregoing representations and warranties of each Seller (including the delivery of a duly executed IRS Form W-9 by each Seller pursuant to Section 1(d)), neither the Company nor the Purchasers shall deduct, withhold or pay any Tax from the consideration payable to any Seller under this Agreement. Each Seller shall be solely responsible for payment of any income, capital gains and other Taxes assessable or payable in connection with such Seller’s sale of the Purchased Membership Interests. If the Company or any Purchaser is required to withhold any amounts from consideration payable to any Seller pursuant to this Agreement, such amounts shall be deducted from the Seller Purchase Price otherwise payable to such Seller and shall be treated for all purposes as having been paid to such Seller. (ii) Notwithstanding any provision to the contrary in this Agreement, each Seller hereby acknowledges and agrees that if the Company or any Purchaser is obligated to pay any Taxes (including penalties, interest and any addition to tax) to any governmental authority that are attributable to any transfer of Purchased Membership Interests by such Seller hereunder (excluding, for the avoidance of doubt, any Taxes arising from, or attributable to, any election, structure, transaction or action that is taken by or at the direction of the Company or any Purchaser on or after the Closing, including any tax accounting method change or election, except to the extent required by applicable law or expressly contemplated by this Agreement), then such Seller shall indemnify the Company and each Purchaser in full for the entire amount paid or payable; provided, any transfer, sales, use, documentary, stamp, registration or similar Taxes or fees imposed on the transactions contemplated hereby shall be borne 50% by the Purchasers and 50% by the Sellers, and the parties shall reasonably cooperate to minimize such Taxes and fees to the extent permitted by law; provided, further, each Seller hereby severally, and not jointly, acknowledges and agrees that it remains solely liable and responsible only for that portion of any “imputed underpayment” (within

3 the meaning of Section 6225(b) of the Code) assessed against the Company that is attributable to such Seller in respect of the Purchased Membership Interests held by such Seller during a Pre-Sale Tax Period (as defined below), subject in all cases to Section 1(e)(v). (iii) The parties hereto intend that for U.S. federal (and applicable state and local) income tax purposes, the sale of the Purchased Membership Interests by each Seller to the Purchasers shall be treated as a sale of a “partnership interest” in the Onshore Series governed by Section 741 of the Code, subject to Section 751 of the Code to the extent applicable. Each party agrees to file all tax returns consistent with such intended treatment and shall not take any position inconsistent therewith on any tax return, in any audit, examination or other proceeding before any governmental authority, or otherwise, unless otherwise required by a final “determination” within the meaning of Section 1313(a) of the Code. If requested by any Purchaser, the Company shall make a valid election under Section 754 of the Code effective for the taxable year that includes the Closing Date, to the extent such an election is not already in effect. Nothing in this Section 1(e)(iii) shall require the Company or any Seller to take any action that would reasonably be expected to increase Pre-Sale Taxes for which any Seller is responsible. (iv) The parties hereto agree to reasonably cooperate, as and to the extent reasonably requested, in connection with the preparation and filing of any tax returns relating to the transactions contemplated hereby and in connection with any audit, examination, litigation or other proceeding with respect to Taxes. Each Seller, upon the reasonable, written request of any Purchaser, shall reasonably cooperate with such Purchaser in connection with any Tax matter relating to the Purchased Membership Interests, including providing any information reasonably necessary to enable the Company to comply with its tax reporting obligations under Treasury Regulations Section 1.743-1(k) or Section 1.6050K-1 and Section 6050K of the Code. (v) For any “reviewed year” (or portion of a Straddle Period ending on and including the Closing Date) within the scope of the Bipartisan Budget Act of 2015 centralized partnership audit regime, the Company shall (A) use commercially reasonable efforts during the 270-day modification period to obtain available modifications to reduce any “imputed underpayment,” (B) cause the partnership representative to timely make a valid election under Section 6226 of the Code within 45 days after any Notice of Final Partnership Adjustment to “push out” any adjustments to the reviewed-year partners, and (C) consult in good faith with the applicable Seller and, to the extent any of the following actions are reasonably expected to materially increase Pre-Sale Taxes for which such Seller is responsible, shall obtain the prior written consent of such Seller (not to be unreasonably withheld, conditioned or delayed) before (x) entering into any settlement agreement with the relevant taxing authority of a partnership-level adjustment relating to a Pre-Sale Tax Period, (y) extending any applicable statute of limitations for a Pre- Sale Tax Period, or (z) electing not to make a timely election under Section 6226 of the Code or not to pursue material permitted modifications under Section 6225(c) of the Code. Such consent shall be deemed given if the applicable Seller does not respond within five (5) business days after receipt of a written notice that reasonably describes the proposed action and the basis on which it is expected to increase such Pre- Sale Taxes; provided, that the Company’s partnership representative may take any action without such prior consent if, in its reasonable judgment, failure to act would cause a statutory right to lapse or would materially prejudice the Company’s position or its Members taken as a whole, so long as it uses commercially reasonable efforts to confer with the applicable Seller in advance and promptly notifies such Seller thereafter. If, notwithstanding the foregoing, the Company pays any imputed underpayment at the entity level for a Pre-Sale Tax Period, the Sellers shall indemnify only for the portion of such imputed underpayment (including related interest and penalties) that is attributable to each such Seller’s reviewed year share. The Purchasers and the Company covenant that, from and after the Closing, they shall not take any action on the Closing Date outside the ordinary course of business that would reasonably be expected to increase the amount of Taxes allocated to the portion of any Straddle Period ending on and including the

4 Closing Date (it being understood that Taxes based on or measured by income, receipts, sales, payroll or similar items shall be determined on a “closing of the books” basis as of the end of the Closing Date, and all other Taxes shall be allocated on a per diem basis). 2. Representations and Warranties of the Sellers. Each Seller hereby severally, but not jointly, represents and warrants to the Company and each Purchaser as of the Closing Date that: (a) Authorization; Enforceability. Such Seller is duly formed and validly existing under the laws of its jurisdiction of formation and has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws affecting creditors’ rights generally and by general principles of equity. (b) Title to Purchased Membership Interests. Such Seller is the sole record and beneficial owner of, and has good and marketable title to, the Purchased Membership Interests set forth opposite such Seller’s name on Schedule 1, free and clear of all Encumbrances other than (i) transfer restrictions imposed by Article 9 of the LLCA and (ii) United States federal and state securities laws (clauses (i) and (ii), collectively, “Permitted Encumbrances”). “Encumbrance” means any lien, pledge, security interest, claim, charge, option, right of first refusal, voting restriction or other encumbrance or restriction of any nature. Other than the LLCA, there are no agreements or Encumbrances granting rights or imposing obligations or restrictions with respect to such Seller’s Purchased Membership Interests. At1 the Closing, such Seller’s entire right, title and interest in the Purchased Membership Interests shall be conveyed to the Purchasers free and clear of all Encumbrances other than Permitted Encumbrances. (c) Consents. No consent, approval or authorization of, or filing with, any person or governmental authority is required on the part of such Seller in connection with the execution, delivery or performance of this Agreement, except for the consents required under Section 9.2 of the LLCA, which have been or will be obtained or waived on or prior to the Closing Date. (d) No Violation or Default. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with or result in a default or breach under any contract, judgment, order or agreement to which such Seller is a party or by which such Seller or its Purchased Membership Interests are bound, including the LLCA. (e) Litigation. There is no action, suit, proceeding or investigation pending or, to such Seller’s knowledge, threatened against such Seller relating to such Seller’s Purchased Membership Interests or such Seller’s ownership thereof. (f) Sophistication; Information. Such Seller is a sophisticated entity with knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of selling the Purchased Membership Interests. Such Seller has had access to, and has received, all information regarding the Company and the Purchased Membership Interests that it considers necessary or appropriate to make an informed decision to enter into this Agreement, and has independently, and without reliance on the Company, the Purchasers or any of their respective affiliates or agents (other than the express representations and warranties of the Purchasers and the Company in this Agreement), made its own analysis and decision to sell the Purchased Membership Interests. Such Seller acknowledges that any future sale of the Purchased Membership Interests could be at a price higher or lower than the price set forth herein, and that none of the Purchasers or any of their respective affiliates or agents is acting as a fiduciary or financial or investment adviser to such Seller. (g) Brokers. The Purchasers are not and will not become obligated to pay any compensation to any broker, finder or financial advisor as a result of the consummation of the transactions

5 contemplated by this Agreement based upon any arrangement made by or on behalf of such Seller or any of its affiliates or agents. (h) Advice. Such Seller has been advised to consult with its own attorney and other investment and tax advisors regarding legal, investment and tax matters concerning such Seller’s Purchased Membership Interests and to consult with an independent tax advisor regarding the tax consequences of selling such Seller’s Purchased Membership Interests. Such Seller is relying solely on its separate legal, investment and tax advisors and not on any representations, warranties or statements of the Company or the Purchasers or any of their respective directors, officers, partners, members, managers, equityholders, affiliates or agents for any legal, investment or tax advice with respect to the transactions contemplated by this Agreement. 3. Representations and Warranties of Purchaser. Each Purchaser hereby severally, but not jointly, represents and warrants to the Company and each Seller, as of the Closing Date, that: (a) Authorization; Enforceability. Such Purchaser is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation. Such Purchaser has full legal right, power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement. The execution, delivery and performance of this Agreement by such Purchaser and the consummation of the transactions contemplated hereby, assuming the due authorization, execution and delivery by the Company and each Seller, constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium or other similar federal or state laws affecting the rights of creditors, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. (b) Consents. No consent, approval or authorization of, or filing with, any person or governmental authority is required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for consents, approvals or authorizations that have been obtained prior to the date hereof. (c) No Violation or Default. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with or result in a default or breach under any contract, judgment, order or agreement to which such Purchaser is a party or by which such Purchaser or its assets are bound, including the organizational documents of such Purchaser. (d) Litigation. There is no action, suit, proceeding or investigation pending or, to such Purchaser’s knowledge, threatened against such Purchaser that would reasonably be expected to impair or delay such Purchaser’s ability to consummate the transactions contemplated by this Agreement. (e) Sophistication; Independent Investigation. Such Purchaser is a sophisticated entity with knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of acquiring the Purchased Membership Interests, and can bear the economic risk of its investment, including the risk of total loss. Such Purchaser has had access to, and has received, all information regarding the Company and the Purchased Membership Interests that it considers necessary or appropriate to make an informed decision to enter into this Agreement, and has independently, and without reliance on any Seller or any of its affiliates or agents (other than the express representations and warranties of the Sellers in this Agreement), made its own analysis and decision to acquire the Purchased Membership Interests. Such Purchaser acknowledges that the value of the Purchased Membership Interests could in the future be higher or lower than the price paid hereunder, and that no Seller or any of its affiliates or agents is acting as a fiduciary or financial or investment adviser to such Purchaser. (f) Restricted Securities. Such Purchaser understands that (i) the Purchased Membership Interests have not been registered under the Securities Act, and (ii) the Purchased Membership Interests

6 may not be sold, pledged or otherwise transferred unless a registration statement for such transaction is effective under the Securities Act or unless an exemption from such registration is available. Such Purchaser is familiar with the provisions of Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby under the Securities Act. (g) Brokers. No Seller is, nor will any Seller become, obligated to pay any compensation to any broker, finder or financial advisor as a result of the consummation of the transactions contemplated by this Agreement based upon any arrangement made by such Purchaser or any of its affiliates or agents. (h) Advice. Such Purchaser has been advised to consult with its own attorney and other investment and tax advisors regarding legal, investment and tax matters concerning the Purchased Membership Interests and to consult with an independent tax advisor regarding the tax consequences of acquiring the Purchased Membership Interests. Such Purchaser is relying solely on its separate legal, investment and tax advisors and not on any representations, warranties or statements of any Seller or any of its respective directors, officers, partners, members, managers, equityholders, affiliates or agents for any legal, investment or tax advice with respect to the transactions contemplated by this Agreement. 4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Seller and each Purchaser, as of the Closing Date, that: (a) Authorization; Enforceability. The Company is a series limited liability company duly formed and validly existing under the laws of the State of Delaware. The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, assuming the due authorization, execution and delivery by each Seller and each Purchaser, constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium or other similar federal or state laws affecting the rights of creditors, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. (b) Clawback Matters. As of the date hereof: (i) neither the Company nor any Series has established any reserves for Clawback Position Amounts or otherwise set aside or withheld any amounts pursuant to Section 7.6 of the LLCA in respect of any Clawback Position; (ii) to the Company’s knowledge, no event, circumstance, claim or condition exists that would reasonably be expected to give rise to any clawback obligation of the Company, any Series or any Common Member, including any obligation to return Fee Income or Holdco Vehicle Promote pursuant to Section 4.11 of the LLCA or any obligation to return distributions pursuant to Section 11.3 of the LLCA or the governing documents of any Holdco Vehicle; and (iii) neither the Company nor any Series is currently in a Clawback Position (as defined in the LLCA), and no Holdco Vehicle has asserted or, to the Company’s knowledge, threatened to assert any claim for the return of any distributions against the Company, any Series or any Common Member. 5. Release of Claims by Seller. Subject to each Purchaser’s payment of the Aggregate Purchase Price in accordance with Section 1, each Seller, severally and not jointly, on behalf of itself and its controlled Affiliates, hereby releases, effective as of the Closing, without the need for any further action, any and all claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of whatsoever kind or nature, whether at law or in equity, matured or unmatured, known or unknown, to the extent arising out of or relating to such Seller’s ownership and sale of the Purchased Membership Interests and relating to periods on or prior to the Closing Date, that it can, shall, or may have against the Company or the Purchasers or each of their respective directors, officers, partners, members, managers, equityholders, affiliates, agents or assigns (collectively, the “Released Parties”) (the “Released

7 Claims”). Notwithstanding the foregoing, the term “Released Claims” shall not include (w) any claims for fraud, gross negligence, willful misconduct or intentional misrepresentation, (x) any claims for breach of any representations, warranties, covenants or other obligations under this Agreement, (y) any rights that may not be released as a matter of applicable law, or (z) any rights to indemnification, exculpation or advancement of expenses of any present or former Director or other Covered Person (as defined in the LLCA) under the LLCA or other organizational documents or agreements, which rights shall survive in accordance with their terms. The Released Parties shall be express third-party beneficiaries of this Section 5. 6. Release of Claims by Purchasers. Subject to the consummation of the Closing, each Purchaser, severally and not jointly, on behalf of itself and its controlled Affiliates, hereby releases, effective as of the Closing, without the need for any further action, any and all claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of whatsoever kind or nature, whether at law or in equity, matured or unmatured, known or unknown, to the extent arising out of or relating to such Purchaser’s acquisition of the Purchased Membership Interests and relating to periods on or prior to the Closing Date, that it can, shall, or may have against any Seller or any of its respective directors, officers, partners, members, managers, equityholders, affiliates, agents or assigns (collectively, the “Seller Released Parties”) (the “Purchaser Released Claims”). Notwithstanding the foregoing, the term “Purchaser Released Claims” shall not include (w) any claims for fraud, gross negligence, willful misconduct or intentional misrepresentation, (x) any claims for breach of any representations, warranties, covenants, indemnification obligations or other obligations under this Agreement, or (y) any rights that may not be released as a matter of applicable law. The Seller Released Parties shall be express third-party beneficiaries of this Section 6. 7. Tax Indemnity. (a) Indemnification. From and after the Closing, each Seller shall, severally and not jointly (and solely with respect to itself and its Purchased Membership Interests), indemnify, defend and hold harmless each Purchaser, the Company and each of their respective affiliates, and each of their respective directors, officers, employees, members, managers, partners, equityholders, agents, representatives, successors and permitted assigns (collectively, the “Purchaser Indemnified Parties”) from and against any and all losses, liabilities, claims, damages, actions, fines, penalties, expenses, or costs (including court costs and reasonable attorneys’ fees) incurred, suffered, sustained or paid by any Purchaser Indemnified Party arising out of, relating to, or resulting from any Pre-Sale Taxes attributable to such Seller. For the avoidance of doubt, indemnification for any Tax matter shall be applied in accordance with Section 1(e). (b) Pre-Sale Taxes. For purposes of this Agreement, “Pre-Sale Taxes” means, without duplication, any and all Taxes (i) imposed on or with respect to the Company, the Purchased Membership Interests, or the business, assets or operations of the Company, in each case, that are allocable to any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning on or before and ending after the Closing Date (a “Straddle Period”), the portion of such Straddle Period ending on and including the Closing Date (collectively, the “Pre-Sale Tax Period”), in each case only to the extent attributable to such Seller (including, for the avoidance of doubt, such Seller’s allocable share of any such Taxes of the Company), (ii) imposed on such Seller, including any Taxes arising from the sale of such Seller’s Purchased Membership Interests pursuant to this Agreement, (iii) for which such Seller is responsible pursuant to Section 1(e), and (iv) of any other person for which such Seller (or, by virtue of such Seller’s ownership of the Purchased Membership Interests at or prior to the Closing, the Company or any Purchaser) is liable as a transferee or successor, by contract, by operation of law, pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), or otherwise, in each case to the extent arising in or attributable to a Pre-Sale Tax Period; provided, that “Pre-Sale Taxes”

8 shall not include any Taxes to the extent arising from, or attributable to, any election, structure, transaction or action taken by or at the direction of the Company or any Purchaser on or after the Closing (except to the extent required by applicable law or expressly contemplated by this Agreement). For purposes of allocating Taxes between the portion of any Straddle Period ending on the Closing Date and the portion beginning after the Closing Date, (A) Taxes based on or measured by income, receipts, sales, payroll or similar items shall be determined on a “closing of the books” basis as of the end of the Closing Date, and (B) all other Taxes (including real and personal property and similar ad valorem Taxes) shall be allocated on a per diem basis. (c) The indemnification obligations of the Sellers set forth in this Section 7 with respect to Tax matters shall survive until 60 days after the expiration of the applicable statute of limitations (including extensions) for the relevant Tax; provided, that claims timely asserted before such date shall survive until finally resolved. The aggregate liability of each Seller for indemnification under this Section 7 shall not exceed the Seller Purchase Price received by such Seller; provided, that the foregoing cap shall not apply in the case of (i) any indemnification for imputed underpayments under Section 1(e)(i), (ii) any indemnification for Taxes arising from a failure to comply with Section 1(e)(i) (withholding representations), or (iii) such Seller’s fraud or intentional misconduct. No party shall recover more than once in respect of the same Tax item across this Agreement and any other Transaction Document, and any amounts properly withheld under Section 1(e)(i) shall be treated as paid to the applicable Seller. (d) Except as expressly provided in this Section 7, no Seller shall have any indemnification, contribution or other liability to any Purchaser, the Company or any Series in respect of any pre-Closing liabilities, obligations or claims of the Company, any Series or any Holdco Vehicle, in each case with respect to the Purchased Membership Interests, including any clawback or giveback obligations under Sections 4.11 or 11.3 of the LLCA or the governing documents of any Holdco Vehicle, all of which shall, to the extent applicable, follow the Purchased Membership Interests. 8. General Provisions. (a) Confidentiality. Each Seller agrees to maintain the confidentiality of all Company Confidential Information (as defined in Section 12.3 of the LLCA) and this Agreement, including the Seller Purchase Price and Aggregate Purchase Price, and not to disclose any such information to any other Person, except as follows: (i) any Seller may disclose Company Confidential Information to its, and its management company’s and general partner’s, officers, directors, managers, employees, legal and other advisers, consultants and other service providers who need to know the information in connection with their regular duties or in connection with the transactions contemplated by this Agreement, who have been advised of the confidentiality of this Agreement and the provisions of this Section 8(a) and who have either agreed in writing to maintain such confidentiality or who are otherwise bound by equivalent obligations of confidentiality; (ii) the Sellers may disclose Company Confidential Information to their investors and prospective investors in any investment funds managed, or prospective funds to be managed, by Mill Road Capital Management LLC, who have agreed to maintain the confidentiality of such information; (iii) any Seller may make disclosures required by applicable law, regulation, legal process, subpoena or governmental order; (iv) any obligations of confidentiality contained herein shall not apply to the federal tax treatment or federal tax structure of the transactions contemplated by this Agreement, and each party hereto may disclose to any and all persons, without limitation of any kind, the federal tax treatment and federal tax structure of such transactions and all materials of any kind (including opinions or other tax analysis) relating to such tax treatment and tax structure; (v) nothing herein (A) is intended to or does interfere with or restrain the immunity provided under 18 U.S.C. section 1833(b) for confidential disclosures of trade secrets to government officials or lawyers solely for the purpose of reporting or investigating a suspected violation of law, or (B) prohibits any Seller from reporting possible violations of

9 any law or regulation to any governmental agency or entity or from making other disclosures that are protected under the whistleblower provisions of any law or regulation; and (vi) each Seller may make disclosures permitted under Section 12.4 of the LLCA regarding investment amounts, timing, returns and structure, subject to the limitations stated therein. This Section 8(a) shall survive the termination of this Agreement. (b) Notices. All notices given pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, or (iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be sent to the respective parties at their address as set forth on the signature pages hereto, or to such other address as subsequently modified by written notice given in accordance with this Section 8(b). (c) Further Assurances. Each party hereto agrees, at any time after the Closing and at the reasonable request of any other party, to (i) promptly execute and deliver such further documents, instruments and agreements as may be reasonably necessary to carry out the purposes of this Agreement, (ii) cooperate with any governmental filings required in connection herewith, (iii) provide reasonable assistance with tax returns and tax authority inquiries relating to the transactions contemplated hereby and (iv) refrain from taking any action that would frustrate or impede the consummation of the transactions contemplated by this Agreement. The parties’ cooperation obligations for tax returns, tax proceedings and tax audits are further described in Section 1(e). (d) Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous understandings and agreements, whether oral or written, among the parties hereto with respect to the subject matter hereof. (e) Amendment and Waivers. This Agreement may not be modified without the prior written approval of the Company, each Purchaser and each Seller. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived. (f) Assignment; Successors and Assigns; Third Party Beneficiaries. No party hereto may assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto. This Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of any successors, permitted assigns, heirs, executors, administrators and legal representatives. Except as expressly provided herein, nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. (g) Expenses. Each party hereto shall bear his, her or its own expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement. (h) Severability. If any provision of this Agreement is declared or found to be illegal, invalid or unenforceable, then such provision will be stricken or modified to the extent necessary to make

10 it legal, valid, and enforceable while preserving the original intent of the parties hereto to the maximum extent possible. The remaining provisions of this Agreement will remain in full force and effect. (i) Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws. The parties hereto (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of Delaware or the United States District Court for the District of Delaware, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. (j) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE PURCHASED MEMBERSHIP INTERESTS OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL- ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. (k) Attorneys’ Fees. If any party hereto institutes an action or proceeding against any other party hereto relating to the provisions of this Agreement, the party to such action or proceeding which does not prevail will reimburse the prevailing party therein for the reasonable expenses of attorneys’ fees and disbursements incurred by the prevailing party. (l) Headings. The paragraph headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement. (m) Counterparts. This Agreement may be executed in counterparts, including by electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, each of which will be deemed an original document but all of which will constitute a single document. (n) Voluntary and Complete Agreement. Each party hereto acknowledges that it voluntarily, free of any duress or coercion, negotiated the purchase and sale of the Purchased Membership Interests, including the Seller Purchase Prices payable to each Seller by the Purchasers. The parties hereto have carefully read and understand this Agreement. The parties hereto acknowledge that none of the other parties hereto, nor any of their respective directors, officers, partners, members, managers, equityholders, affiliates and agents has made any promise, representation or warranty whatsoever, either express or implied, written or oral, that is not contained in this Agreement for the purpose of inducing such party to

11 execute, deliver and perform this Agreement, including with respect to the negotiation of the Seller Purchase Prices, and the parties hereto acknowledge that the other parties have executed and delivered this Agreement in reliance only upon such promises, representations and warranties as are contained in this Agreement. The parties hereto waive with respect to this Agreement the application of any law, regulation or rule providing that ambiguities in an agreement shall be construed against the party drafting such agreement. (o) No Other Representations; Non-Reliance. Each party hereto acknowledges and agrees that, in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely on the express representations and warranties set forth in this Agreement and has not relied on any other statement, representation, warranty, promise or information of any kind, whether written or oral, made or provided by any other party hereto or any of their respective directors, officers, partners, members, managers, equityholders, affiliates, agents or representatives, except as expressly set forth in this Agreement. (p) Preservation of LLCA Indemnification and Exculpation Rights. Notwithstanding anything to the contrary in this Agreement (including Sections 5 and 6), nothing herein shall limit, impair or otherwise adversely affect any rights to indemnification, exculpation or advancement of expenses to which any present or former Director or other Covered Person (as defined in the LLCA) is or may be entitled under Sections 3.11 and 3.12 of the LLCA or any other applicable organizational document or agreement, all of which rights shall survive in accordance with their terms. [Remainder of page intentionally left blank]

[Signature Page to Membership Interests Purchase Agreement] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Membership Interests Purchase Agreement effective as of the date first above written. COMPANY, solely for purposes of Section 1(b), Section 4 and Section 8(p): CRESTONE ASSET MANAGEMENT, LLC By: Name: Callan Jorgensen Title: Authorized Signatory Address: _________________________________ _________________________________ Email: ___________________________ Docusign Envelope ID: C7AD4EE2-0A47-8B2B-8270-F6BC0C699243 [***] 4500 Cherry Creek Drive South, Suite 200 Denver, CO 80246

[Signature Page to Membership Interests Purchase Agreement] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Membership Interests Purchase Agreement effective as of the date first above written. AVIATION GROWTH INITIATIVES, LLC By: Name: Kevin Milligan Title: President Address: _________________________________ _________________________________ Email: [***] Docusign Envelope ID: 2ECE2EDD-50E3-87C4-839B-D046A86F5D90 [***] [***]

[Signature Page to Membership Interests Purchase Agreement] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Membership Interests Purchase Agreement effective as of the date first above written. AIR T ACQUISITION 26.1, LLC By: Name: Mark Jundt Title: Corporate Secretary Address: _________________________________ _________________________________ Email: Docusign Envelope ID: BE4D3801-B97D-8915-83DF-122889146B16 Minneapolis, MN 55416 5000 W. 36th St, Suite 200 [***]

[Signature Page to Membership Interests Purchase Agreement] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Membership Interests Purchase Agreement effective as of the date first above written. MRC COMMON MEMBERS: MRC COMMON MEMBER LLC By: MR CAM Common Splitter 1, L.P., its managing member By: Mill Road Capital III GP LLC By: Name: Eric Yanagi Title: Management Committee Director Address: Email: c/o Mill Road Capital Management LLC, 328 Pemberwick Road, Greenwich, CT 06831 [***] MR CAM US SPLITTER 2, L.P. By: Mill Road Capital III GP LLC By: Name: Eric Yanagi Title: Management Committee Director Address: Email: c/o Mill Road Capital Management LLC, 328 Pemberwick Road, Greenwich, CT 06831 [***] Docusign Envelope ID: 91EE1C72-CD41-829F-81B7-D6F09EAB510C

4918-5402-2307.v6 Schedule 1 Purchased Membership Interests AGI’s Purchased Membership Interests: Seller Name Purchased Common Interests Seller Purchase Price Wire Transfer Instructions MRC Common Member LLC 4.2138% $2,612,565.50 Bank Name: [***] Bank ABA #: [***] Account Name: [***] Account #: [***] MR CAM US Splitter 2, L.P. 0.7862% $487,434.50 Bank Name: [***] Bank ABA #: [***] Account Name: [***] Account #: [***] Total: 5% $3,100,000 - ATA’s Purchased Membership Interests: Seller Name Purchased Common Interests Seller Purchase Price Wire Transfer Instructions MRC Common Member LLC 4.2138% $2,612,565.50 Bank Name: [***] Bank ABA #: [***] Account Name: [***]

			Account #: [***]
MR CAM US Splitter 2, L.P.	0.7862%	$487,434.50	Bank Name: [***] Bank ABA #: [***] Account Name: [***] Account #: [***]
Total:	5%	$3,100,000	-

4918-5402-2307.v6